UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 17, 2000

                   Professional Wrestling Alliance Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

              33-24108D                                87-045382
              ---------                                ---------
     (Commission File Number)               (IRS Employer Identification Number)


                           c/o Rick Bailey, President
                            500 East Cheyenne Avenue
                          North Las Vegas, Nevada 89030
                    (Address of principal executive offices)

                                 (702) 399-4328
              (Registrant's telephone number, including area code)


                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
             (Former name or address, if changed since last report)





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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               On October 12, 2000, Professional Wrestling Alliance Corporation (the "Company") entered into an Acquisition Agreement ("Agreement") with Gateway Distributors, Ltd., a Nevada Corporation ("Gateway") wherein the Company agreed to acquire the bulk of Gateway's assets and its operating business, in exchange for shares of the Company's stock equaling approximately 85% of the issued and outstanding shares of the Company.

               Gateway is a network marketing company that does business under the name "The Right Solution." Gateway sells nutritional, health and dietary supplements and products throughout North America and Japan. See "Gateway Distributors, Ltd. Form 10-SB," filed December 15, 1999. The Agreement contemplates the transfer to the Company of the business and goodwill of The Right Solution which consists of existing inventory and an existing networking distribution business. The Agreement Provides for the Company to acquire all of the assets and network marketing business of Gateway (The Right Solution), which business will then be operated by the Company.

               The Closing of the Asset Purchase Agreement is scheduled to occur within 120 days of the October 12, 2000 signing of the Agreement (on or before February 9, 2001), and the closing is contingent upon the happening of a number of events which are set out in detail in paragraph 7 of the Agreement (Exhibit "A"). In brief, the requirements are that the Agreement must be approved by a majority of the shareholders of the respective corporations; Agreement upon a specific list of assets to be transferred to the Company; That Rick Bailey, the current president of Gateway, be appointed as president of the Company; that the Company raise a minimum of $350,000 in equity capital; and that the Judgments against the Company in the cases entitled Koken, Insurance Commissioner v. Jutland Enterprises, Inc., Pennsylvania Commonwealth Court No. 294 M.D. 1994 and Maleski, Insurance
               Commissioner v. Jutland Enterprises, inc., New Jersey Superior Court No. SOM-L-871-95 be paid in full or otherwise resolved. The above description of the terms of the Agreement is qualified in its entirety by the Agreement attached hereto as Exhibit "A."

               A definitive list of the specific assets being purchased by the Company will be provided and agreed upon at the closing.

ITEM 7:           FINANCIAL STATEMENTS AND EXHIBITS

         Financial statements required by Item 7(a)(1) will be filed by amendment to this filing within sixty days of the date of closing.

         The following exhibit is included:

         (a). Acquisition Agreement dated October 12, 2000

         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2000
                                 Professional Wrestling Alliance Corporation,
                                 A Delaware Corporation

                                 By:  /s/Rich Bailey
                                    --------------------------------------------
                                Name: Rick Bailey
                                Title: President

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